Exhibit 10.1

TERRY K, SPENCER
President

December 9, 2013

Mr. John W. Gibson
Chairman and Chief Executive Officer
ONEOK, Inc.
100 West Fifth Street
Tulsa, OK 74103

Re:    Retirement as Chief Executive Officer
Dear John:
In connection with your retirement as Chief Executive Officer of ONEOK, Inc. upon completion of the transaction to separate ONEOK’s natural gas distribution business into a standalone, publicly traded company, this is to set forth the agreement between you and ONEOK, Inc. (“ONEOK”) as follows:

1.
ONEOK agrees to furnish you, at no cost to you, office space (the “Office”) in the BOA Building in downtown Tulsa, Oklahoma on the terms and subject to the conditions, including payment by ONEOK of rent during the five year term of the lease and during any of the five one-year renewal options, if and when exercised, as set forth in that certain Office Lease dated July 25, 2013 by and between ONEOK and BOA Building, LLC (the “BOA Building Lease”).

2.	ONEOK agrees that you will have the sole option to exercise any of the five one-year renewal options provided in the BOA Building Lease.

3.
ONEOK agrees to provide you, at no cost to you, the communications, data processing and information technology services and equipment provided to the Office as of the date of this Letter Agreement, including, without limitation, telephone service, computer equipment and high-speed internet service, cable television service, and all related hardware and software.

ONEOK, Inc.
100 West Fifth Street
Tulsa, OK 74103
918-732-1301 (direct)
tspencer@oneok.com

Mr. John W. Gibson
December 9, 2013

4.
ONEOK agrees that, upon the expiration of the BOA Building Lease, all contents of the Office, including furniture, artwork, pictures, rugs and computer equipment shall be and become your sole property.

5.
ONEOK hereby grants you the option, but not the obligation, to purchase from ONEOK, at face value, the University of Tulsa basketball tickets for the seats in the Donald W. Reynolds Center located at Section F115, Row A, Seats 1 and 2, and any and all related parking passes and privileges, for as long as ONEOK has the right to purchase such tickets. In the event ONEOK elects, in its sole discretion, to not renew ONEOK’s purchase of such tickets, then ONEOK agrees to use its commercially reasonable efforts to have such tickets, including the right to purchase such tickets, transferred to you.

Very truly yours,

/s/Terry K. Spencer
Terry K. Spencer
President

Agreed to and accepted
This 9th day of December, 2013

/s/John W. Gibson
John W. Gibson